Exhibit 99.1
FOR IMMEDIATE RELEASE

Johnson Controls Reports Solid Q3 Results; Tightens FY24 Guidance
______________________________________________________________________________________
▪Q3 reported sales increased 1% and 3% organically*
▪Q3 GAAP EPS of $1.45; Q3 Adjusted EPS* of $1.14
▪Q3 Orders +5% organically year-over-year
▪Building Solutions backlog of $12.9 billion increased 10% organically year-over-year
▪Initiates fiscal Q4 and updates full year fiscal 2024 guidance*
* This news release contains non-GAAP financial measures. Definitions and reconciliations of the non-GAAP financial measures can be found in the attached footnotes. Non-GAAP measures should be considered in addition to, and not as replacements for, the most comparable GAAP measures.
_____________________________________________________________________________________

CORK, Ireland — July 31, 2024 — Johnson Controls International plc (NYSE: JCI), a global leader for smart, healthy and sustainable buildings, today reported fiscal third quarter 2024 GAAP earnings per share (“EPS”) of $1.45. Excluding special items, adjusted EPS was $1.14.

Sales in the quarter of $7.2 billion increased 1% over the prior year on an as reported basis and 3% organically. GAAP net income was $975 million. Adjusted net income was $769 million.

“Our third quarter results exceeded expectations with robust margin expansion, strong free cash flow generation, and continued Service demand,” said George Oliver, Chairman and CEO. “We have increased our backlog to record levels, building on our strong momentum driving profitable growth. We have also tightened our full year adjusted EPS guidance to reflect our progress and confidence in Johnson Controls' prospects for continued growth and value creation. The announced divestitures of our R&LC HVAC and Air Distribution Technologies businesses, representing roughly 20% of sales, marked a pivotal milestone in our transformation into a pure-play provider of comprehensive solutions for commercial buildings and is a significant step to unlock value for our shareholders.”

FISCAL Q3 SEGMENT RESULTS
The financial highlights presented in the tables below are in accordance with GAAP, unless otherwise indicated. All comparisons are to the fiscal third quarter of 2023.
A slide presentation to accompany the results can be found in the Investor Relations section of Johnson Controls’ website at http://investors.johnsoncontrols.com.

Building Solutions North America

	Fiscal Q3
(in millions)	2024	2023	Change
Sales	$2,899	$2,665	9%
Segment EBITA
GAAP	521	385	35%
Adjusted (non-GAAP)	460	385	19%
Segment EBITA Margin %
GAAP	18.0%	14.4%	360	bp
Adjusted (non-GAAP)	15.9%	14.4%	150	bp
Sales in the quarter of $2.9 billion increased 9% over the prior year. Organic sales increased 8% over the prior year led by growth greater than 20% in Applied HVAC & Controls.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 5% year-over-year. Backlog at the end of the quarter of $9.0 billion increased 14% compared to the prior year, excluding M&A and adjusted for foreign currency.
Segment EBITA margin of 18.0% expanded 360 basis points versus the prior year led by higher margin backlog conversion, improved productivity and a favorable earn-out liability adjustment. Adjusted segment EBITA in Q3 2024 excludes the favorable earn-out liability adjustment.

Building Solutions EMEA/LA (Europe, Middle East, Africa/Latin America)

	Fiscal Q3
(in millions)	2024	2023	Change
Sales	$1,081	$1,045	3%
Segment EBITA
GAAP	111	90	23%
Adjusted (non-GAAP)	111	90	23%
Segment EBITA Margin %
GAAP	10.3%	8.6%	170	bp
Adjusted (non-GAAP)	10.3%	8.6%	170	bp
Sales in the quarter of $1.1 billion increased 3% over the prior year. Organic sales grew 8% versus the prior year led by strong mid-teen growth in Service.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 11% year-over-year. Backlog at the end of the quarter of $2.5 billion increased 12% year-over-year, excluding M&A and adjusted for foreign currency.
Segment EBITA margin of 10.3% expanded 170 basis points versus the prior year driven by the positive mix from the growth in Service and by the conversion of higher margin Systems backlog.

Building Solutions Asia Pacific

	Fiscal Q3
(in millions)	2024	2023	Change
Sales	$575	$736	(22%)
Segment EBITA
GAAP	67	102	(34%)
Adjusted (non-GAAP)	67	102	(34%)
Segment EBITA Margin %
GAAP	11.7%	13.9%	(220	bp)
Adjusted (non-GAAP)	11.7%	13.9%	(220	bp)
Sales in the quarter of $575 million declined 22% versus the prior year. Organic sales declined 19% versus the prior year as high single-digit Service growth was more than offset by continued weakness in the Systems business in China.
Orders in the quarter, excluding M&A and adjusted for foreign currency, declined 2% year-over-year. Backlog at the end of the quarter of $1.4 billion decreased 12% year-over-year, excluding M&A and adjusted for foreign currency.
Segment EBITA margin of 11.7% declined 220 basis points versus the prior year as weakness in China more than offset positive mix from the Service business.

Global Products

	Fiscal Q3
(in millions)	2024	2023	Change
Sales	$2,676	$2,687	—%
Segment EBITA
GAAP	655	593	10%
Adjusted (non-GAAP)	655	593	10%
Segment EBITA Margin %
GAAP	24.5%	22.1%	240	bp
Adjusted (non-GAAP)	24.5%	22.1%	240	bp
Sales in the quarter of $2.7 billion were flat versus the prior year. Organic sales grew 3% versus the prior year as growth in Commercial and Residential HVAC was offset by declines in Fire & Security.
Segment EBITA margin of 24.5% expanded 240 basis points versus the prior year as positive price/cost and improved productivity more than offset mix headwinds from ongoing weakness in China.

Corporate

	Fiscal Q3
(in millions)	2024	2023	Change
Corporate Expense
GAAP	$135	$122	11%
Adjusted (non-GAAP)	119	78	53%
Adjusted Corporate expense in Q3 2024 and Q3 2023 exclude certain transaction/separation costs.

OTHER Q3 ITEMS
▪Cash provided by operating activities was $1.0 billion. Free cash flow was $922 million and adjusted free cash flow was $1.3 billion.
▪The Company paid dividends of approximately $249 million.
▪The Company repurchased 6.0 million shares of common stock for approximately $402 million.
▪The Company recorded pre-tax restructuring and impairment costs of $106 million, comprised of impairments primarily associated with assets classified as held for sale ($66 million) and severance and other charges related to ongoing restructuring actions ($40 million).
▪The Company recorded a pre-tax gain of $351 million related to insurance recoveries associated with the water provider Aqueous Film Forming Foam ("AFFF") settlement disclosed in Q2 2024.

GUIDANCE
The following forward-looking statements regarding organic sales growth, adjusted segment EBITA margin, adjusted segment EBITA margin improvement and adjusted EPS are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as mark-to-market adjustments. Organic revenue growth excludes the effect of acquisitions, divestitures and foreign currency. The Company is unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to its most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s fiscal 2024 fourth quarter and full year GAAP financial results.

The Company initiated fiscal 2024 fourth quarter guidance:
▪Organic sales up ~7% year-over-year
▪Adjusted segment EBITA margin of ~19.0%
▪Adjusted EPS before special items of ~$1.23 to $1.26

The Company tightened fiscal 2024 full year EPS guidance:
▪Organic sales growth up ~3% year-over-year (previously Up ~MSD)
▪Adjusted segment EBITA margin improvement of ~110 basis points, year-over-year (previously Up ~50 to 75 bps)
▪Adjusted EPS before special items of ~$3.66 to $3.69 (previously ~$3.60 to $3.75)

CONFERENCE CALL & WEBCAST INFO

Johnson Controls will host a conference call to discuss this quarter’s results at 8:30 a.m. ET today, which can be accessed by dialing 844-763-8274 (in the United States) or +1-412-717-9224 (outside the United States), or via webcast. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Johnson Controls website at https://investors.johnsoncontrols.com/news-and-events/events-and-presentations. A replay will be made available approximately two hours following the conclusion of the conference call.

ABOUT JOHNSON CONTROLS

At Johnson Controls (NYSE:JCI), we transform the environments where people live, work, learn and play. As the global leader in smart, healthy and sustainable buildings, our mission is to reimagine the performance of buildings to serve people, places and the planet.
Building on a proud history of nearly 140 years of innovation, we deliver the blueprint of the future for industries such as healthcare, schools, data centers, airports, stadiums, manufacturing and beyond through OpenBlue, our comprehensive digital offering.
Today, with a global team of 100,000 experts in more than 150 countries, Johnson Controls offers the world`s largest portfolio of building technology and software as well as service solutions from some of the most trusted names in the industry.
Visit www.johnsoncontrols.com for more information and follow @Johnson Controls on social platforms.

JOHNSON CONTROLS CONTACTS:

INVESTOR CONTACTS:	MEDIA CONTACT:

Jim Lucas	Danielle Canzanella
Direct: +1 414.340.1752	Direct: +1 203.499.8297
Email: jim.lucas@jci.com	Email: danielle.canzanella@jci.com

Michael Gates
Direct: +1 414.524.5785
Email: michael.j.gates@jci.com
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JOHNSON CONTROLS INTERNATIONAL PLC CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Johnson Controls International plc has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this communication, statements regarding Johnson Controls future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures, debt levels and market outlook are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond its control, that could cause its actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: Johnson Controls ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable quality and regulatory requirements; the ability to manage general economic, business and capital market conditions, including the impact of recessions, economic downturns and global price inflation; fluctuations in the cost and availability of public and private financing for its customers; the ability to innovate and adapt to emerging technologies, ideas and trends in the marketplace, including the incorporation of technologies such as artificial intelligence; the ability to manage macroeconomic and geopolitical volatility, including shortages impacting the availability of raw materials and component products and the conflicts between Russia and Ukraine and Israel and Hamas; managing the risks and impacts of potential and actual security breaches, cyberattacks, privacy breaches or data breaches, including business, service, or operational disruptions, the unauthorized access to or disclosure of data, financial loss, reputational damage, increased response and remediation costs, legal, and regulatory proceedings or other unfavorable outcomes; Johnson Controls ability to remediate its material weakness; maintaining and improving the capacity, reliability and security of Johnson Controls enterprise information technology infrastructure; the ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of Johnson Controls digital platforms and services; Johnson Controls ability to successfully execute and complete portfolio simplification, including the possibility that the expected benefits will not be realized or will not be realized within the expected time frame; changes to laws or policies governing foreign trade, including economic sanctions, tariffs, foreign exchange and capital controls, import/export controls or other trade restrictions; fluctuations in currency exchange rates; changes or uncertainty in laws, regulations, rates, policies, or interpretations that impact Johnson Controls business operations or tax status; the ability to adapt to global climate change, climate change regulation and successfully meet Johnson Controls public sustainability commitments; risks and uncertainties related to the settlement with a nationwide class of public water systems concerning the use of AFFF; the outcome of litigation and governmental proceedings; the risk of infringement or expiration of intellectual property rights; Johnson Controls ability to manage disruptions caused by catastrophic or geopolitical events, such as natural disasters, armed conflict, political change, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; the ability of Johnson Controls to drive organizational improvement; any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions; the ability to hire and retain senior management and other key personnel; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls business is included in the section entitled “Risk Factors” in Johnson Controls Annual Report on Form 10-K for the fiscal year filed with the SEC, which is available at www.sec.gov and www.johnsoncontrols.com under the “Investors” tab. The description of certain of these risks is supplemented in Item 1A of Part II of Johnson Controls subsequently filed Quarterly Reports on Form 10-Q. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this communication are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.
###

FINANCIAL STATEMENTS

Johnson Controls International plc
Consolidated Statements of Income
(in millions, except per share data; unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Net sales
Products and systems	$5,422	$5,431	$14,896	$15,070
Services	1,809	1,702	5,128	4,817
	7,231	7,133	20,024	19,887
Cost of sales
Products and systems	3,652	3,708	10,273	10,337
Services	1,091	994	3,090	2,787
	4,743	4,702	13,363	13,124

Gross profit	2,488	2,431	6,661	6,763

Selling, general and administrative expenses	1,090	1,555	4,854	4,705
Restructuring and impairment costs	106	81	399	844
Net financing charges	71	80	263	218
Equity income	58	78	176	190

Income before income taxes	1,279	793	1,321	1,186

Income tax provision (benefit)	227	(329)	99	(266)

Net income	1,052	1,122	1,222	1,452

Less: Income attributable to noncontrolling interests	77	73	150	152

Net income attributable to Johnson Controls	$975	$1,049	$1,072	$1,300

Earnings per share attributable to Johnson Controls
Basic	$1.45	$1.54	$1.58	$1.90
Diluted	1.45	1.53	1.58	1.89

Johnson Controls International plc
Condensed Consolidated Statements of Financial Position
(in millions; unaudited)

	June 30, 2024	September 30, 2023
Assets

Cash and cash equivalents	$862	$835
Accounts receivable - net	6,667	6,006
Inventories	2,863	2,776
Current assets held for sale	205	—
Other current assets	1,556	1,120
Current assets	12,153	10,737

Property, plant and equipment - net	3,011	3,136
Goodwill	17,676	17,936
Other intangible assets - net	4,315	4,888
Investments in partially-owned affiliates	1,054	1,056
Noncurrent assets held for sale	487	—
Other noncurrent assets	4,629	4,489
Total assets	$43,325	$42,242

Liabilities and Equity

Short-term debt	$1,523	$385
Current portion of long-term debt	998	645
Accounts payable	4,128	4,268
Accrued compensation and benefits	1,012	958
Deferred revenue	2,143	1,996
Current liabilities held for sale	149	—
Other current liabilities	2,771	2,832
Current liabilities	12,724	11,084

Long-term debt	7,867	7,818
Pension and postretirement benefits	225	278
Noncurrent liabilities held for sale	203	—
Other noncurrent liabilities	5,163	5,368
Long-term liabilities	13,458	13,464

Shareholders’ equity attributable to Johnson Controls	15,968	16,545
Noncontrolling interests	1,175	1,149
Total equity	17,143	17,694
Total liabilities and equity	$43,325	$42,242

Johnson Controls International plc
Consolidated Statements of Cash Flows
(in millions; unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Operating Activities
Net income attributable to Johnson Controls	$975	$1,049	$1,072	$1,300
Income attributable to noncontrolling interests	77	73	150	152
Net income	1,052	1,122	1,222	1,452
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	220	212	687	621
Pension and postretirement benefit income	(10)	(20)	(30)	(23)
Pension and postretirement contributions	(8)	(12)	(21)	(38)
Equity in (earnings) losses of partially-owned affiliates, net of dividends received	104	28	2	(27)
Deferred income taxes	11	(102)	(389)	(270)
Noncash restructuring and impairment charges	80	10	333	701
Equity-based compensation	28	—	84	92
Other - net	(87)	14	(125)	(104)
Changes in assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	(104)	(307)	(763)	(667)
Inventories	13	110	(215)	(383)
Other assets	(349)	(45)	(553)	(214)
Restructuring reserves	(19)	50	(79)	33
Accounts payable and accrued liabilities	47	28	405	(127)
Accrued income taxes	43	(275)	14	(215)
Cash provided by operating activities	1,021	813	572	831

Investing Activities
Capital expenditures	(99)	(111)	(324)	(366)
Acquisition of businesses, net of cash acquired	—	(171)	1	(260)
Other - net	—	20	13	50
Cash used by investing activities	(99)	(262)	(310)	(576)

Financing Activities
Net proceeds (payments) from borrowings with maturities less than three months	(840)	(1,536)	679	(248)
Proceeds from debt	859	855	1,281	1,171
Repayments of debt	(275)	—	(438)	(536)
Stock repurchases and retirements	(402)	(366)	(876)	(613)
Payment of cash dividends	(249)	(248)	(753)	(729)
Employee equity-based compensation withholding taxes	(2)	(2)	(26)	(34)
Dividends paid to noncontrolling interests	(70)	(77)	(121)	(149)
Other - net	(20)	1	(68)	27
Cash used by financing activities	(999)	(1,373)	(322)	(1,111)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	10	(75)	29	(67)
Decrease in cash, cash equivalents and restricted cash	(67)	(897)	(31)	(923)
Cash, cash equivalents and restricted cash at beginning of period	960	2,040	924	2,066
Cash, cash equivalents and restricted cash at end of period	893	1,143	893	1,143
Less: Restricted cash	31	86	31	86
Cash and cash equivalents at end of period	$862	$1,057	$862	$1,057

FOOTNOTES
1.Non-GAAP Measures

The Company reports various non-GAAP measures in this earnings release and the related earnings presentation. Non-GAAP measures should be considered in addition to, and not as replacements for, the most comparable GAAP measures. Refer to footnotes two through seven for further information on the calculations of the non-GAAP measures and reconciliations of the non-GAAP measures to the most comparable GAAP measures.

Organic sales

Organic sales growth excludes the impact of acquisitions, divestitures and foreign currency. Management believes organic sales growth is useful to investors in understanding period-over-period sales results and trends.

Cash flow

Adjusted free cash flow and adjusted free cash flow conversion are non-GAAP measures which exclude the impacts of the following:

•JC Capital cash flows primarily include activity associated with finance/notes receivables and inventory and/or capital expenditures related to lease arrangements. JC Capital net income is primarily related to interest income on the finance/notes receivable and profit recognized on arrangements with sales-type lease components.

•Effective January 1, 2024, the Company has excluded the impact of discontinuing its accounts receivables factoring programs from adjusted free cash flow and adjusted free cash flow conversion. The Company has also re-baselined the prior year adjusted free cash flow measures to present a more comparative measure without the impact of factoring.

•Cash impacts of the water systems AFFF settlement and related insurance recoveries.

Management believes free cash flow and adjusted free cash flow measures are useful to investors in understanding the strength of the Company and its ability to generate cash. These non-GAAP measures can also be used to evaluate the Company’s ability to generate cash flow from operations and the impact that this cash flow has on its liquidity. Management also believes adjusted free cash flows are useful to investors in understanding period-over-period cash flows, cash trends and ongoing cash flows of the Company.

Adjusted financial measures

Adjusted financial measures include adjusted segment EBITA, adjusted net income, adjusted earnings per share, adjusted EBIT, adjusted EBITDA and adjusted corporate expenses. These non-GAAP measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the excluded amounts is a matter of management judgment and depends upon the nature and variability of the underlying expense or income amounts and other factors.

As detailed in the tables included in footnotes four through seven, the following items were excluded from certain financial measures:

•Net mark-to-market adjustments are the result of adjusting restricted asbestos investments and pension and postretirement plan assets to their current market value. These adjustments may have a favorable or unfavorable impact on results.

•Restructuring and impairment costs - Restructuring costs include costs associated with exit plans or other restructuring plans that will have a more significant impact on the underlying cost structure of the organization. Impairment costs primarily relate to write-downs of goodwill, intangible assets and assets held for sale to their fair value.

•NCI impact of restructuring and impairment costs represent the portion of restructuring and impairment costs attributable to Noncontrolling Interests.

•Water systems AFFF settlement and insurance recoveries include amounts related to a settlement with a nationwide class of public water systems concerning the use of AFFF manufactured and sold by a subsidiary of the Company.

•Transaction/separation costs include costs associated with significant mergers and acquisitions.

•Earn-out adjustments relate to earn-out liabilities associated with certain significant acquisitions and may have a favorable or unfavorable impact on results.

•Warehouse fire loss relates to an uninsured loss attributable to a fire at a warehouse in Menominee, Michigan.

•Cyber incident costs primarily represent expenses, net of insurance recoveries, associated with the response to, and remediation of, a cybersecurity incident which occurred in September 2023.

•Global products product quality issue are costs related to a product quality issue within the Global Products segment that is unusual due to the magnitude of the expected cost to remediate in comparison to typical product quality issues experienced by the Company.

•Related tax impact includes the tax impact of the various excluded items.

Management believes the exclusion of these items is useful to investors due to the unusual nature and/or magnitude of the amounts. When considered together with unadjusted amounts, adjusted financial measures are useful to investors in understanding period-over-period operating results, business trends and ongoing operations of the Company. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes.

Debt ratios

Management believes that net debt to adjusted EBITDA, a non-GAAP measure, is useful to understanding the Company's financial condition as the ratio provides an overview of the extent to which the Company relies on external debt financing for its funding and also is a measure of risk to its shareholders.

2. Sales

The following tables detail the changes in sales attributable to organic growth, foreign currency, acquisitions, divestitures and other (unaudited):

	Three Months Ended June 30
Net sales	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Net sales - 2023	$2,665	$1,045	$736	$4,446	$2,687	$7,133
Base year adjustments
Divestitures and other	—	(1)	(17)	(18)	(7)	(25)
Foreign currency	2	(46)	(25)	(69)	(80)	(149)
Adjusted base net sales	2,667	998	694	4,359	2,600	6,959
Acquisitions	16	1	15	32	—	32
Organic growth	216	82	(134)	164	76	240
Net sales - 2024	$2,899	$1,081	$575	$4,555	$2,676	$7,231

Growth %:
Net sales	9%	3%	(22%)	2%	—%	1%
Organic growth	8%	8%	(19%)	4%	3%	3%

	Nine Months Ended June 30
Net sales	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Net sales - 2023	$7,552	$3,051	$2,049	$12,652	$7,235	$19,887
Base year adjustments
Divestitures and other	—	(3)	(51)	(54)	(12)	(66)
Foreign currency	15	(8)	(68)	(61)	(144)	(205)
Adjusted base net sales	7,567	3,040	1,930	12,537	7,079	19,616
Acquisitions	48	7	51	106	29	135
Organic growth	510	136	(408)	238	35	273
Net sales - 2024	$8,125	$3,183	$1,573	$12,881	$7,143	$20,024

Growth %:
Net sales	8%	4%	(23%)	2%	(1%)	1%
Organic growth	7%	4%	(21%)	2%	—%	1%

	Three Months Ended June 30
Products and systems revenue	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Products and systems revenue - 2023	$1,636	$571	$537	$2,744	$2,687	$5,431
Base year adjustments
Divestitures and other	—	—	—	—	(7)	(7)
Foreign currency	2	(12)	(18)	(28)	(80)	(108)
Adjusted products and systems revenue	1,638	559	519	2,716	2,600	5,316
Acquisitions	2	1	10	13	—	13
Organic growth	150	15	(148)	17	76	93
Products and systems revenue - 2024	$1,790	$575	$381	$2,746	$2,676	$5,422

Growth %:
Products and systems revenue	9%	1%	(29%)	—%	—%	—%
Organic growth	9%	3%	(29%)	1%	3%	2%

	Nine Months Ended June 30
Products and systems revenue	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Products and systems revenue - 2023	$4,641	$1,705	$1,489	$7,835	$7,235	$15,070
Base year adjustments
Divestitures and other	—	(1)	—	(1)	(12)	(13)
Foreign currency	14	35	(51)	(2)	(144)	(146)
Adjusted products and systems revenue	4,655	1,739	1,438	7,832	7,079	14,911
Acquisitions	5	4	30	39	29	68
Organic growth	349	(25)	(442)	(118)	35	(83)
Products and systems revenue - 2024	$5,009	$1,718	$1,026	$7,753	$7,143	$14,896

Growth %:
Products and systems revenue	8%	1%	(31%)	(1%)	(1%)	(1%)
Organic growth	7%	(1%)	(31%)	(2%)	—%	(1%)

	Three Months Ended June 30
Service revenue	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Service revenue - 2023	$1,029	$474	$199	$1,702	$—	$1,702
Base year adjustments
Divestitures and other	—	(1)	(17)	(18)	—	(18)
Foreign currency	—	(34)	(7)	(41)	—	(41)
Adjusted base service revenue	1,029	439	175	1,643	—	1,643
Acquisitions	14	—	5	19	—	19
Organic growth	66	67	14	147	—	147
Service revenue - 2024	$1,109	$506	$194	$1,809	$—	$1,809

Growth %:
Service revenue	8%	7%	(3%)	6%	—%	6%
Organic growth	6%	15%	8%	9%	—%	9%

	Nine Months Ended June 30
Service revenue	Building Solutions
(in millions)	North America	EMEA/LA	Asia Pacific	Total	Global Products	Total JCI plc
Service revenue - 2023	$2,911	$1,346	$560	$4,817	$—	$4,817
Base year adjustments
Divestitures and other	—	(2)	(51)	(53)	—	(53)
Foreign currency	1	(43)	(17)	(59)	—	(59)
Adjusted base service revenue	2,912	1,301	492	4,705	—	4,705
Acquisitions	43	3	21	67	—	67
Organic growth	161	161	34	356	—	356
Service revenue - 2024	$3,116	$1,465	$547	$5,128	$—	$5,128

Growth %:
Service revenue	7%	9%	(2%)	6%	—%	6%
Organic growth	6%	12%	7%	8%	—%	8%

3. Cash Flow, Free Cash Flow and Free Cash Flow Conversion

The following table includes free cash flow and free cash flow conversion (unaudited):

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2024	2023	2024	2023
Cash provided by operating activities	$1,021	$813	$572	$831
Capital expenditures	(99)	(111)	(324)	(366)
Free cash flow (non-GAAP)	$922	$702	$248	$465

Net income attributable to JCI	$975	$1,049	$1,072	$1,300
Free cash flow conversion from net income (non-GAAP)	95%	67%	23%	36%

The following table includes adjusted free cash flow and adjusted free cash flow conversion (unaudited):

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2024	2023	2024	2023
Free cash flow (non-GAAP)	$922	$702	$248	$465
Adjustments:
JC Capital cash used by operating activities	49	39	170	81
Water systems AFFF settlement cash payments and insurance recoveries	243	—	243	—
Impact from discontinuation of factoring programs	49	—	648	—
Adjusted free cash flow (non-GAAP)	1,263	741	1,309	546
Prior year impact from factoring programs	—	5	—	79
Re-baselined adjusted free cash flow (non-GAAP)	$1,263	$746	$1,309	$625

Adjusted net income attributable to JCI (non-GAAP)	$769	$706	$1,652	$1,686
JC Capital net income	(3)	(4)	(8)	(12)
Adjusted net income attributable to JCI, excluding JC Capital (non-GAAP)	$766	$702	$1,644	$1,674
Adjusted free cash flow conversion (non-GAAP)	165%	106%	80%	37%

4. EBITA, EBIT and Corporate Expense

The Company evaluates the performance of its business units primarily on segment EBITA.

	Three Months Ended June 30,				Nine Months Ended June 30,
	Actual		Adjusted (Non-GAAP)		Actual		Adjusted (Non-GAAP)
(in millions; unaudited)	2024	2023	2024	2023	2024	2023	2024	2023

Segment EBITA
Building Solutions North America	$521	$385	$460	$385	$1,179	$967	$1,118	$967
Building Solutions EMEA/LA	111	90	111	90	280	234	280	234
Building Solutions Asia Pacific	67	102	67	102	167	249	167	249
Global Products	655	593	655	593	1,453	1,463	1,479	1,473

EBIT (non-GAAP)
Net income attributable to JCI	$975	$1,049	$769	$706	$1,072	$1,300	$1,652	$1,686
Income attributable to noncontrolling interests (1)	77	73	79	73	150	152	156	152
Net income	1,052	1,122	848	779	1,222	1,452	1,808	1,838
Less: Income tax benefit (provision) (2)	227	(329)	136	122	99	(266)	289	287
Income before income taxes	1,279	793	984	901	1,321	1,186	2,097	2,125
Net financing charges	71	80	71	80	263	218	263	218
EBIT (non-GAAP)	$1,350	$873	$1,055	$981	$1,584	$1,404	$2,360	$2,343

(1) Adjusted income attributable to noncontrolling interests excludes the impact of restructuring and impairment costs.

(2) Adjusted income tax benefit (provision) excludes the related tax impacts of pre-tax adjusting items.

The following tables reconcile segment EBITA to adjusted segment EBITA (unaudited):

	Three Months Ended June 30,
(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Global Products
	2024	2023	2024	2023	2024	2023	2024	2023

Segment EBITA	$521	$385	$111	$90	$67	$102	$655	$593

Adjusting items:
Earn-out adjustments	(61)	—	—	—	—	—	—	—

Adjusted segment EBITA (non-GAAP)	$460	$385	$111	$90	$67	$102	$655	$593

	Nine Months Ended June 30,
(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Global Products
	2024	2023	2024	2023	2024	2023	2024	2023

Segment EBITA	$1,179	$967	$280	$234	$167	$249	$1,453	$1,463

Adjusting items:
Earn-out adjustments	(61)	—	—	—	—	—	(7)	(30)
Uninsured warehouse fire loss	—	—	—	—	—	—	—	40
Global Products product quality issue	—	—	—	—	—	—	33	—

Adjusted segment EBITA (non-GAAP)	$1,118	$967	$280	$234	$167	$249	$1,479	$1,473

The following table reconciles Corporate expense as reported to the comparable adjusted amounts (unaudited):

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2024	2023	2024	2023

Corporate expense (GAAP)	$135	$122	$373	$362
			.
Adjusting items:
Transaction/separation costs	(16)	(44)	(28)	(101)
Cyber incident costs	—	—	(27)	—
Adjusted corporate expense (non-GAAP)	$119	$78	$318	$261

5. Net Income and Diluted Earnings Per Share

The following tables reconcile net income attributable to JCI and diluted earnings per share as reported to the comparable adjusted amounts (unaudited):

	Three Months Ended June 30,
	Net income attributable to JCI		Diluted earnings per share
(in millions, except per share)	2024	2023	2024	2023

As reported (GAAP)	$975	$1,049	$1.45	$1.53

Adjusting items:
Net mark-to-market adjustments	(5)	(17)	(0.01)	(0.02)
Restructuring and impairment costs	106	81	0.16	0.12
NCI impact of restructuring and impairment costs	(2)	—	—	—
Water systems AFFF insurance recoveries	(351)	—	(0.52)	—
Transaction/separation costs	16	44	0.02	0.06
Earn-out adjustments	(61)	—	(0.09)	—
Discrete tax items	—	(438)	—	(0.64)
Related tax impact	91	(13)	0.14	(0.02)
Adjusted (non-GAAP)*	$769	$706	$1.14	$1.03
* May not sum due to rounding

	Nine Months Ended June 30,
	Net income attributable to JCI		Diluted earnings per share
(in millions, except per share)	2024	2023	2024	2023

As reported (GAAP)	$1,072	$1,300	$1.58	$1.89

Adjusting items:
Net mark-to-market adjustments	(42)	(16)	(0.06)	(0.02)
Restructuring and impairment costs	399	844	0.59	1.23
NCI impact of restructuring and impairment costs	(6)	—	(0.01)	—
Water systems AFFF settlement	750	—	1.11	—
Water systems AFFF insurance recoveries	(351)	—	(0.52)	—
Transaction/separation costs	28	101	0.04	0.15
Earn-out adjustments	(68)	(30)	(0.10)	(0.04)
Warehouse fire loss	—	40	—	0.06
Cyber incident costs	27	—	0.04	—
Global Products product quality issue	33	—	0.05	—
Discrete tax items	—	(438)	—	(0.64)
Related tax impact	(190)	(115)	(0.28)	(0.17)
Adjusted (non-GAAP)*	$1,652	$1,686	$2.43	$2.45
* May not sum due to rounding

The following table reconciles the denominators used to calculate basic and diluted earnings per share (in millions; unaudited):

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023

Weighted average shares outstanding
Basic weighted average shares outstanding	670.3	683.3	676.7	685.7
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	2.5	2.9	1.9	3.1
Diluted weighted average shares outstanding	672.8	686.2	678.6	688.8

6. Debt Ratios

The following table includes net debt to income before income taxes and net debt to adjusted EBITDA (unaudited):

(in millions)	June 30, 2024		March 31, 2024		June 30, 2023
Short-term debt	$1,523		$2,210		$186
Current portion of long-term debt	998		1,165		1,081
Long-term debt	7,867		7,348		8,497
Total debt	10,388		10,723		9,764
Less: cash and cash equivalents	862		843		1,057
Net debt	$9,526		$9,880		$8,707

Last twelve months income before income taxes	$1,845		$1,359		$1,792

Net debt to income before income taxes	5.2	x	7.3	x	4.9	x

Last twelve months adjusted EBITDA (non-GAAP)	$4,210		$4,128		$4,078

Net debt to adjusted EBITDA (non-GAAP)	2.3x		2.4x		2.1x

The following table reconciles net income to adjusted EBIT and adjusted EBITDA (unaudited):

	Twelve Months Ended
(in millions)	June 30, 2024	March 31, 2024	June 30, 2023
Net income	$1,803	$1,873	$2,261
Income tax provision (benefit)	42	(514)	(469)
Net financing charges	326	335	278
EBIT	2,171	1,694	2,070
Adjusting items:
Net mark-to-market adjustments	66	54	(208)
Restructuring and impairment costs	619	594	1,011
Environmental remediation and related reserves adjustment	—	—	255
Water systems AFFF settlement	750	750	—
Water systems AFFF insurance recoveries	(351)	—	—
Earn-out adjustments	(68)	(7)	(30)
Global Products product quality issue	33	33	—
Warehouse fire loss	—	—	40
Cyber incident costs	27	27	—
Transaction/separation costs	49	77	122
Adjusted EBIT (non-GAAP)	3,296	3,222	3,260
Depreciation and amortization	914	906	818
Adjusted EBITDA (non-GAAP)	$4,210	$4,128	$4,078

7. Income Taxes

The Company's effective tax rate before consideration of certain excluded items was approximately 13.75% for the three and nine months ending June 30, 2024 and approximately 13.5% for the three and nine months ending June 30, 2023.